UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 5, 2020

Dominion Energy Gas Holdings, LLC

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-37591	46-3639580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
2014 Series C 4.6% Senior Notes		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 5, 2020, Dominion Energy, Inc. (Dominion Energy), the parent company of Dominion Energy Gas Holdings, LLC (the Company), announced that it has entered into a Purchase and Sale Agreement (the Purchase Agreement) with Berkshire Hathaway Energy Company (BHE) pursuant to which Dominion Energy will sell substantially all of its Gas Transmission & Storage operating segment, including all of its membership interests in the Company (the Transaction). The Transaction will represent a change of control event for the Company.

Prior to the Transaction, a 50% limited partnership interest in Dominion Energy Cove Point LNG, LP (Cove Point) will be transferred from the Company to an unaffiliated entity of Dominion Energy, and the Company will retain 100% of the general partnership interest and 25% of the total limited partnership interests in Cove Point. Also prior to the closing of the Transaction, the Company’s subsidiary Dominion Energy Transmission, Inc. will transfer to an unrelated subsidiary of Dominion Energy the existing Construction, Operation and Maintenance Agreement with Atlantic Coast Pipeline, LLC.

The completion of the Transaction is subject to certain regulatory approvals, including clearance or approval from the U.S. Department of Energy and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR). If HSR approval is not obtained by 75 days following the date of the Purchase Agreement, Dominion Energy may, at its option, elect to terminate the Transaction with respect to certain specific entities, including Dominion Energy Questar Pipeline, LLC, a wholly owned subsidiary of the Company.

The Transaction is expected to close in the fourth quarter of 2020, subject to satisfaction of the foregoing conditions, among other things.

Dominion Energy filed a copy of the Purchase Agreement and furnished slide materials regarding the Transaction on Form 8-K, filed with the Securities and Exchange Commission on July 6, 2020.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements, including the discussion of a possible change of control event for the Company and the disposition of certain Company assets. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the Transaction with BHE; the risk that Dominion Energy or BHE may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction; and the risk that conditions to the closing of the transaction may not be satisfied. Other risk factors are detailed from time to time in the Company’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY GAS HOLDINGS, LLC
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: July 6, 2020